Exhibit 99.1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 6-K

                            REPORT OF FOREIGN ISSUER

                        PURSUANT TO RULE 13A-16 OR 15D-16
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2001

                                  ALVARION LTD.
--------------------------------------------------------------------------------
                 (Translation of registrant's name into English)


                   21A Habarzel Street, Tel Aviv 69710, Israel
--------------------------------------------------------------------------------
                     (Address of principal executive office)


Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F |X|   Form 40-F |_|

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934. Yes |_| No |X|

The following are included in this Report on Form 6-K:

1. Press release dated November 21, 2001.

2. Press release dated December 19, 2001.

3. Press release dated December 25, 2001.

WEDNESDAY NOVEMBER 21, 7:35 AM EASTERN TIME

PRESS RELEASE

SOURCE: Alvarion

MULTITEL URUGUAY TO DEPLOY ALVARION'S BREEZEACCESS AND
WALKAIR IN ADVANCED BWA NETWORK

TEL-AVIV, Israel--(BUSINESS WIRE)--Nov. 21, 2001--Alvarion Ltd. (NASDAQ: ALVR - news) today announced that it has received follow-on orders for ---- ---- WALKair and BreezeACCESS equipment from Multitel (Enalur S.A.), a Uruguayan operator.

Multitel will use Alvarion's Broadband Wireless Access (BWA) equipment as part of a cutting-edge access solution.

Since the first quarter of 2001, Multitel has been deploying WALKair 1000 base stations in the licensed 26GHz band as a cost-effective backhaul system to feed outlying BreezeACCESS base stations. Using BreezeACCESS equipment, Multitel will offer fixed-rate broadband Internet access to subscribers, enabling them to bypass the use of telephone lines. For small and medium enterprises that require higher bandwidth services, Multitel will provide WALKair terminal stations for direct connection with the WALKair base stations.

Deployed together, BreezeACCESS and WALKair enable Multitel to minimize the cost of offering a uniquely comprehensive range of broadband services demanded both by Uruguay's residential and business users.

Commenting on the news, Tzvika Friedman, President and COO of Alvarion, said, "We are very pleased to announce the first-ever complementary installation of BreezeACCESS and WALKair technologies. When we announced the merger of BreezeCOM and Floware, we promised that our combined technologies would give rise to an expanded set of cost-effective applications."

Mr. Friedman concluded, "Just months after the merger, Multitel is using the best features of both technologies to deploy a uniquely flexible solution that enables it to cost-effectively address a full range of business and residential customers. This `out-of-the-box' thinking will surely pave the way for other innovative operators to imagine new ways of increasing revenues using our BWA technology."

About MultiTel SA

Multitel (Enalur S.A.), is one of Uruguay's largest ISPs. Multitel offers high-speed, fixed-price Internet access to homes and businesses throughout the Montevideo city, as well as web- and domain-hosting, Virtual Private Networks and other advanced ISP services. For more information about Multitel, please visit its website at www.multitel.com.uy.

About Alvarion

Alvarion is a powerhouse of point-to-multipoint Broadband Wireless Access (BWA) solutions for telecom carriers, service providers and enterprises worldwide. Alvarion's systems are used for providing Internet access and voice and data services for subscribers in the last mile, for feeding of cellular networks, for building-to-building connectivity and for wireless local area network (LAN).

The merger of BreezeCOM and Floware to form Alvarion has created a company with the broadest range of BWA solutions by market segment and frequency band, designed to address all carriers' and service providers' business models. With its combined market experience, strong customer base, diversified distribution channels and field-proven deployments, Alvarion is a leading BWA pure play provider for every end user profile, from residential subscribers to business customers.

For more information, please visit Alvarion's World Wide Web site at http://www.alvarion.com.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers and other risks detailed from time to time in filings with the Securities and Exchange Commission.

You may register to receive Alvarion's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.


Contact:
   Alvarion
   Dafna Gruber, +972-3-645 6252
   dafna.gruber@alvarion.com
      or
   KCSA
   Joseph A. Mansi / Adam J. Rosen
   +212-896 12 05/+212-896-1220
   jmansi@kcsa.com/ arosen@kcsa.com
   ---------------  ---------------

WEDNESDAY DECEMBER 19, 7:43 AM EASTERN TIME

PRESS RELEASE

SOURCE: Alvarion Ltd.

ALVARION RECEIVES FOLLOW-ON ORDER FROM TELECEL,
PARAGUAY'S LARGEST CELLULAR OPERATOR

WITH OVER 3000 SUBSCRIBERS ALREADY CONNECTED, TELECEL CONTINUES TO FILL GROWING DEMAND FOR BROADBAND SERVICES

TEL AVIV, Israel--(BUSINESS WIRE)--Dec. 19, 2001-- Alvarion Ltd. (NASDAQ:ALVR - news), a leading provider of Broadband Wireless Access (BWA) solutions, today announced a follow-on order from Telecel S.A., the largest cellular operator in Paraguay, for subscriber units required to connect approximately 1,000 additional customers to Telecel's broadband wireless access network in the licensed 3.5 GHz frequency band.

With around 700,000 cellular subscribers, Telecel owns a 60% share of the cellular market in Paraguay. In 2000, Telecel leveraged its positioning and assets - including its customer base, marketing and support organization, rooftop rights, and other real estate - to launch Telesurf Wireless, a high-speed Internet access network. Requiring only the mounting of Alvarion base station equipment on Telecel's existing cellular base stations, time-to-launch of the advanced network was particularly rapid.

An outstanding success, the service has reached critical mass. Telecel has connected more than 3,000 subscribers - from Paraguay's largest businesses to residential customers in affluent neighborhoods, to residential and business users in isolated agricultural communities - via Alvarion products. For large businesses, the BWA network offers high-speed Virtual Private Networks (VPNs) with guaranteed Quality of Service (QOS) as needed to support automatic teller machines and distributed Point-of-Sale networks. In remote areas, the wireless network reaches areas where wireline infrastructure fails, bringing always-on Internet access to villages and agricultural businesses.

Commenting on the news, Osmar Coronel, CTO of Telecel, said, "Our BWA network provides a needed service for our customers, and is set to become an even more important driver of increased revenues for Telecel. Alvarion's advanced technology has been critical to our success, enabling us to quickly and cost-effectively launch reliable data services on a large scale with minimal incremental expense, and with the knowledge that the technology offers us plenty of room for growth."

Zvi Slonimsky, co-CEO of Alvarion, added, "We are delighted with Telecel's BWA success, which illustrates the sound business model being adopted by a growing number of cellular operators. By deploying parallel BWA networks, operators can `mine' their important assets to produce substantial additional revenues. Alvarion base stations are easy to add to the towers and rooftops where cellular base stations are installed. With a "build as you grow" approach, Alvarion networks enable cellular operators to minimize their exposure while evaluating market demand, ramping up only when justified. This favorable proposition is proving attractive for a growing number of cellular operators, and is becoming an increasingly important source of business for Alvarion."

About Telecel

Established in 1992, Telecel S.A. is the largest cellular telephony operator in Paraguay. Since its inception as a joint venture between local businessmen and Millicom International Cellular S.A., a Luxembourg-based corporation with interests in cellular operators in 20 countries, Telecel has developed a subscriber base of around 700,000 users. Dedicated to the provision of valuable and affordable services, in 1999 Telecel deployed a state-of-the-art PCS digital network, and in 2000 it launched Telesurf Wireless data transmission and Internet access services. Telecel continues to improve its services, meeting the changing needs of its growing and diversified customer base.

About Alvarion

Alvarion is a powerhouse of point-to-multipoint broadband wireless access (BWA) solutions for telecom carriers, service providers, and Enterprises worldwide. Alvarion's systems are used to provide Internet access and voice and data services for subscribers in the last mile, as well as for cellular network feeding, building-to-building connectivity, and wireless local area networks
(LANs).

Alvarion, which was formed by the merger of BreezeCOM and Floware, offers the broadest range of BWA solutions by market segment and frequency band. Its solutions are designed to address all carriers' and service providers' business models. With the combined market experience of its founding companies, a strong customer base, diversified distribution channels and field-proven deployments, Alvarion is the leading BWA pure-play provider for all types of end-users, from residential subscribers to business customers.

For more information, please visit Alvarion's Website at http://www.alvarion.com.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers and other risks detailed from time to time in filings with the Securities and Exchange Commission.

You may register to receive Alvarion's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.


Contact:
   ALVARION, Tel Aviv
   Dafna Gruber, +972-3-645 6252
   dafna.gruber@alvarion.com
      or
   KCSA, New York
   Joseph A. Mansi / Adam J. Rosen
   +212-896 12 05/+212-896-1220
   jmansi@kcsa.com / arosen@kcsa.com
   ---------------   ---------------

TUESDAY DECEMBER 25, 9:30 AM EASTERN TIME

PRESS RELEASE

SOURCE: Alvarion Ltd.

MANAGEMENT CHANGES AT ALVARION: CO-CEO AMNON
YACOBY TO STEP DOWN FROM MANAGERIAL ROLE

TEL AVIV, Israel--(BUSINESS WIRE)--Dec. 25, 2001--Alvarion Ltd. (NASDAQ: ALVR - news), a leading provider of Broadband Wireless Access (BWA) solutions, today announced changes in top management that will take effect on January 1, 2002. On that date, Amnon Yacoby will step down from active management, and Zvi Slonimsky will become Alvarion's sole CEO. Mr. Yacoby will continue to serve as a member of the Board of Directors of the Company, and from that position will guide the Company's long-term strategic activities. Tzvika Friedman will continue to serve as Alvarion's President and COO, reporting directly to the CEO.

Commenting on the news, Aharon Dovrat, Chairman of Alvarion's Board of Directors, said, "Our decision to simplify the structure of Alvarion's top management reflects the success of the merger process. Following the closing of the merger of Breezecom and Floware, co-CEOs were necessary for a limited time to smooth the process of Post-Merger Integration (PMI). Now that most of our PMI goals have been achieved, it is appropriate and natural for us to complete the final step of the merger by returning to just one top decision maker."

Mr. Dovrat continued, "As we take this step, it is impossible to overstate our appreciation for the contribution of Amnon, who during the last six years founded Floware, built it into a major force in the BWA marketplace, and worked tirelessly toward the success of the merger. As an active director, we expect him to continue to play a major role in the Company's future, and look forward to his strategic guidance. At the same time, we are confident that Alvarion's strong and experienced management team will continue to succeed as they work to expand the Company's market leadership, grow its revenues, and build its profitability."

Zvi Slonimsky, CEO of Alvarion, said, "The merger has positioned us with the financial, marketing and technological strengths to survive today's difficult economy, and to emerge as the leading supplier of BWA products to growing markets. BWA demand continues to grow as major operators recognize BWA's unique value proposition. We are confident that we shall ride the market to continued significant growth as the overall market recovers."

Amnon Yacoby, Director of Alvarion, said, "I am proud to have played a significant part in building this excellent Company, and believe that today's steps are the right ones to lead it to the next level. The Company's management team, which I had the privilege to help build, has the ability and desire to achieve great accomplishments. I look forward to assisting management in charting its future strategies from my position as an active Board Member."

About Alvarion

Alvarion is a powerhouse of point-to-multipoint broadband wireless access (BWA) solutions for telecom carriers, service providers, and Enterprises worldwide. Alvarion's systems are used to provide Internet access and voice and data services for subscribers in the last mile, as well as for cellular network feeding, building-to-building connectivity, and wireless local area networks
(LANs).

Alvarion, which was formed by the merger of BreezeCOM and Floware, offers the broadest range of BWA solutions by market segment and frequency band. Its solutions are designed to address all carriers' and service providers' business models. With the combined market experience of its founding companies, a strong customer base, diversified distribution channels and field-proven deployments, Alvarion is the leading BWA pure-play provider for all types of end-users, from residential subscribers to business customers.

For more information, visit Alvarion's World Wide Web site at http://www.alvarion.com.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers and other risks detailed from time to time in filings with the Securities and Exchange Commission.

You may register to receive Alvarion's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.


Contact:
   Alvarion
   Dafna Gruber, +972-3-645 6252
   dafna.gruber@alvarion.com
      or
   KCSA
   Joseph A. Mansi or Adam J. Rosen
   212/896-1205 or 212/896-1220
   jmansi@kcsa.com or arosen@kcsa.com
   ---------------    ---------------

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ALVARION LTD.




DATE:  JANUARY 6, 2002                   BY:  /s/ DAFNA GRUBER
                                              ----------------------------------
                                              NAME:  DAFNA GRUBER
                                              TITLE:  CHIEF FINANCIAL OFFICER